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                          [Rudnick & Wolfe letterhead]

                                                                 (312) 368-4000



                                                                      EXHIBIT 8

Rymer Foods Inc.
4600 South Packers Avenue
Chicago, Illinois 60609

   Re:  PROPOSED RESTRUCTURING OF RYMER FOODS, INC.

Dear Sirs:

        We have served as counsel to Rymer Foods Inc. ("Rymer") in connection with the proposed financial restructuring of Rymer as described in the Form S-4 Registration Statement filed by Rymer with the Securities and Exchange Commission on May 28, 1997 (the "Registration Statement"). Any capitalized terms used in this letter and not otherwise specifically defined in this letter shall have the meaning given such terms in the Registration Statement.

        As more completely described in the Registration Statement, the proposed restructuring of Rymer may be accomplished by either (i) the issuance, outside of bankruptcy, of 143.02 shares of authorized, $.04 par value per share common stock of Rymer (the "New Common Stock") to the holders of Rymer's 11% Senior Notes (the "Senior Notes"), in exchange for each $1,000 of outstanding principal on the Senior Notes, provided such exchange is accepted by holders of at least 95% of the outstanding principal amount of the Senior Notes (the "Exchange Restructuring"); or (ii) the issuance of 143.02 shares of New Common Stock in exchange for each $1,000 of outstanding principal on the Senior Notes pursuant to a prepackaged bankruptcy plan (the "Bankruptcy Restructuring"). Pursuant to either the Exchange Restructuring or the Bankruptcy Restructuring, holders (the "Stockholders") of the currently issued and outstanding common stock of Rymer (the "Rymer Common Stock") will exchange shares of common stock for shares of New Common Stock pursuant to a reverse stock split in the ratio of 25 shares of common stock into one share of New Common Stock. References in this letter to the "Restructuring," without further modification, refer to either the Exchange Restructuring or the Bankruptcy Restructuring.

        You have requested our opinion as to certain federal income tax consequences to the noteholders and the stockholders from the Restructuring.

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                         [RUDNICK & WOLFE LETTERHEAD]
   Rymer Foods Inc.
   May 30, 1997
   Page 2


        We have examined, and relied and base our opinion on, originals or copies, certified or otherwise identified to our satisfaction, of the following documents and upon such matters of law as we have deemed necessary for the purposes of this opinion: (i) the Registration Statement, (ii) Rymer's proposed Prepackaged Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code and the proposed Disclosure Statement in connection with the pre-petition solicitation of ballots relating thereto, and the proposed amendment to Articles of Incorporation changing the par value of the common stock from $1.00 per share to $0.04 per share. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures.

        In rendering the opinions set forth in this letter, we have relied, to the extent we believe appropriate, as to matters of fact, upon the representations, warranties and covenants of Rymer set forth in the Registration Statement. We have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstances of which we have no actual knowledge after reasonable due diligence.

        We have assumed for purposes of this opinion that: (a) the Restructuring and all related transactions will be effected in the manner described in the Registration Statement; and (b) the Restructuring is being undertaken for a bona fide business purpose of Rymer (other than the reduction or avoidance of federal income taxes).

        We have further assumed that (i) the Registration Statement and all documents effecting the exchanges and other transactions pursuant to the Restructuring (the "Restructuring Documents") have been duly authorized, executed and delivered by Rymer and each other party thereto, are within their respective corporate powers (if applicable), are the legal, valid and binding obligations of each such party, and that each such party is in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the Restructuring Documents will be enforced in circumstances and in a manner which are commercially reasonable, (iii) Rymer is not subject to any statute, rule or regulation or any impediment that requires it to obtain the consent of, or to make any declaration or filing with, any governmental authority (other than the Registration Statement and any court filings required in connection with the Bankruptcy Restructuring) in connection with the transactions contemplated by the Registration Statement, and (iv) all terms, provisions and conditions relating to the Restructuring are correctly and completely reflected in the Registration Statement and the Restructuring Documents. Nothing contrary to any of these assumptions has come to our knowledge in considering the matters discussed in this letter.


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                         [RUDNICK & WOLFE LETTERHEAD]
   Rymer Foods Inc.
   May 30, 1997
   Page 3


        Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of Rymer in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Rymer or any other matter.

        Based upon the foregoing, and in reliance thereon, but subject to the assumptions, limitations, and qualifications expressed herein, we are of the opinion that:

        (i) The Restructuring constitutes a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

        (ii) Except as described in paragraph (iii) below, the noteholders will not recognize taxable gain or loss for federal income tax purposes upon the receipt of New Common Stock in satisfaction of the outstanding principal balance of the Senior Notes.

        (iii) To the extent that a noteholder receives New Common Stock in payment of accrued and unpaid interest on the Senior Notes, such noteholder (assuming such noteholder has not previously recognized such accrued interest as taxable income) will recognize income for federal income tax purposes in the amount of the fair market value of the New Common stock so issued.

        (iv) The basis for federal income tax purposes to each noteholder of the New Common Stock received in payment of the outstanding principal balance of the Senior Notes will equal the adjusted basis to such noteholder attributable to the outstanding principal of such Senior Notes.

        (v) The basis for federal income tax purposes to each noteholder of New Common Stock received in payment of accrued and unpaid interest on the Senior Notes (assuming such Noteholder did not recognize such interest prior to the Restructuring), will equal the fair market value of such New Common Stock on the date of the Restructuring.

        (vi) The stockholders will not recognize gain or loss for federal income tax purposes upon the receipt of New Common Stock in exchange for Common Stock pursuant to the reverse stock split.



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Rymer Foods, Inc.
May 30, 1997
Page 4

        (vii) The basis for federal income tax purposes to each stockholder of the New Common Stock received pursuant to the reverse stock split will equal the adjusted basis of the common stock surrendered in exchange for such New Common Stock.

        You should be aware that any actions by Rymer or any other party that are contrary to any of their respective obligations in the Restructuring Documents or Rymer's representations, warranties or covenants set forth in this letter or in the Registration Statement could affect the accuracy of the opinions expressed herein. Furthermore, any failure by any party to comply with all of the terms of the Registration Statement and the Restructuring Documents as in effect on the date of this letter could affect the opinions expressed herein.

        The opinions expressed herein are based upon the description of the Restructuring set forth in the Registration Statement as in effect on the date hereof and on the representations and assumptions set forth above concerning the transactions and related circumstances as of the date hereof. Any material change in the terms of such transactions or such circumstances should be reviewed by us and made the subject of a separate opinion as to their effect.

        You should also be aware that the opinions in this letter are based upon the statutes, regulations, judicial decisions and administrative interpretations as in effect on the date hereof and as they presently apply. Such items are subject to change, in some cases with retroactive effect. Any material change after the date hereof in any of the legal grounds for our opinions could affect the opinions set forth in this letter. No assurance can be given that such changes will not occur.

        We call your attention to the fact that, although we represent Rymer in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

        This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly-discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.
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                          [RUDNICK & WOLFE LETTERHEAD]

Rymer Foods Inc.
May 30, 1997
Page 5

This opinion may be relied upon solely in connection with the registration statement.

                                                   Very truly yours,

                                                   RUDNICK & WOLFE

                                                   Rudnick & Wolfe


NRM2297